Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

Amplitude, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.00001 par value per share, reserved for issuance pursuant to the Registrant’s 2021 Incentive Award Plan	457(c) and 457(h)	5,493,809(2)	$42.16(3)	$231,618,988	$92.70 per $1,000,000	$21,471.08
Equity	Class A Common Stock, $0.00001 par value per share, reserved for issuance pursuant to the Registrant’s 2021 Employee Stock Purchase Plan	457(c) and 457(h)	1,098,761(4)	$35.84(5)	$39,379,595	$92.70 per $1,000,000	$3,650.49
Equity	Class A Common Stock, $0.00001 par value per share, reserved for issuance pursuant to the Registrant’s 2014 Stock Option and Grant Plan, as amended	457(h)	110,000(6)	$0.11(7)	$12,100	$92.70 per $1,000,000	$1.13
Equity	Class B Common Stock, $0.00001 par value per share, reserved for issuance pursuant to the Registrant’s 2014 Stock Option and Grant Plan, as amended	457(h)	110,000(8)	$0.11(7)	$12,100	$92.70 per $1,000,000	$1.13
Total Offering Amounts							$271,022,783
Total Fee Offsets(9)							N/A
Net Fee Due							$25,123.83

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement (“Registration Statement”) shall also cover any additional shares of the Registrant’s Class A Common Stock (“Class A Common Stock”) or the Registrant’s Class B Common Stock (“Class B Common Stock”) that become issuable under the Registrant’s 2021 Incentive Award Plan (“2021 Plan”), the Registrant’s 2021 Employee Stock Purchase Plan (“ESPP”), and the Registrant’s Amended and Restated 2014 Stock Option and Grant Plan, as amended (“2014 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock or Class B Common Stock.

(2)	Represents the additional shares of Class A Common Stock available for issuance under the 2021 Plan resulting from an annual increase as of January 1, 2022.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the 2021 Plan are based on the average of the high and the low prices of Class A Common Stock as reported on the Nasdaq Capital Market on February 16, 2022.

(4)	Represents the additional shares of Class A Common Stock available for issuance under the ESPP resulting from an annual increase as of January 1, 2022.
(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act on the basis of the average of the high and the low prices of Class A Common Stock as reported on the Nasdaq Capital Market on February 16, 2022, multiplied by 85%. Pursuant to the ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of Class A Common Stock on the first trading day of the offering period or on the exercise date.

(6)

Represents shares of Class A Common Stock issuable upon the exercise of outstanding stock option awards under the 2014 Plan not covered by the Registration Statement of the Registrant on Form S-8 (File No. 333-259698). Any shares of Class A Common Stock that are subject to awards under the 2014 Plan that are forfeited, lapse unexercised, or would otherwise have been returned to the share reserve under the 2014 Plan instead will be available for issuance as Class A Common Stock under the 2021 Plan.

(7)

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted-average exercise price of the stock option awards described in footnote 6 above.

(8)

Represents the same number of shares of Class B Common Stock underlying the stock options outstanding under the 2014 Plan referenced in footnote 6 above. The 2014 Plan provides that awards granted under the 2014 Plan shall only be settled in shares of Class A Common Stock upon exercise or settlement, as applicable, unless otherwise provided by the Board of Directors of the Registrant. Any shares of Class B Common Stock that are subject to awards under the 2014 Plan that expire, are terminated, are forfeited, lapse unexercised, or would otherwise have been returned to the share reserve under the 2014 Plan instead will be available for issuance as Class A Common Stock under the 2021 Plan.

(9)	The Registrant does not have any fee offsets.